 Exhibit (a)(1)(xiii)
Offer by
INTERDIGITAL, INC.
to Purchase for Cash
Up to $200,000,000 of its Common Stock
At a Purchase Price Not Less Than $65.25 Per Share and Not More Than $75.00 Per Share
The tender offer, the proration period and withdrawal rights expire at 11:59 p.m., New York City time, on February 17, 2023, unless the tender offer is extended or terminated.
February 6, 2023
To our Clients:
Enclosed for your consideration is a Supplement to Offer to Purchase, dated February 6, 2023 (as it may be amended or supplemented from time to time, and together with the Offer to Purchase dated January 23, 2023, the “Offer to Purchase”), the related Amended Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer Statement on Schedule TO-I on January 23, 2023 (the “Tender Offer Statement”) and Amendment No. 1 to the Tender Offer Statement, filed with the SEC on February 6, 2023 (collectively, as they may be amended or supplemented from time to time, the “tender offer materials”). You are receiving these materials because on February 6, 2023, InterDigital, Inc., a Pennsylvania corporation (the “Company”), amended its previously announced “modified Dutch auction” tender offer to purchase for cash up to $200,000,000 of its common stock, $0.01 par value (the “shares”), to be set at a price that will be not less than $65.25 per share and not more than $75.00 per share, less any applicable withholding taxes and without interest. The terms and conditions set forth in the tender offer materials collectively constitute the “tender offer”.
We are the holder of record of shares held for your benefit and account. As such, we are the only ones who can tender your shares pursuant to your instructions. The Amended Letter of Transmittal and the other tender offer materials are furnished to you for your information only and cannot be used by you to tender shares held by us for your account.
The Company will determine the single per share purchase price (the “Purchase Price”) within the specified range that will allow it to purchase a number of shares having an aggregate purchase price of $200,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer, or a higher amount, if we exercise our right to accept for purchase up to an additional 2% of our outstanding shares without extending the tender offer. All shares acquired in the tender offer will be acquired at the same Purchase Price regardless of whether the stockholder tendered at a lower price and the Company will only purchase shares tendered at prices equal to or below the Purchase Price. As described in the Offer to Purchase, if the conditions of the offer have been satisfied or waived and shares having an aggregate purchase price of less than $200,000,000 are properly tendered and not properly withdrawn prior to the Expiration Date, the Company will buy all shares properly tendered shares that are not withdrawn.
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If the conditions to the tender offer have been satisfied or waived and shares having an aggregate purchase price in excess of $200,000,000, measured at the maximum price at which such shares were validly tendered, have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase shares:

•
first, from all stockholders of “odd lots” (persons who own fewer than 100 shares) who properly tender all of their shares at or below the Purchase Price and do not properly withdraw them before the expiration of the tender offer;

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second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis from all other stockholders who properly tender shares at or below the Purchase Price and do not properly withdraw them before the expiration of the tender offer; and

•
third, if necessary to permit the Company to purchase shares having an aggregate purchase price of $200,000,000 (or such greater amount as the Company may elect to purchase, subject to applicable law), from holders who have tendered shares at or below the Purchase Price subject to the condition that a specified minimum number of the stockholder’s shares be purchased if any of the stockholder’s shares are purchased in the tender offer (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them before the expiration of the tender offer. See Sections 4 and 6 of the Offer to Purchase.

Shares tendered and not purchased because they were tendered at a price greater than the Purchase Price or because of proration or conditional tenders will be returned, at the Company’s expense, to the stockholders who tendered such shares promptly after the Expiration Date (as defined in the Offer to Purchase). The Company also expressly reserves the right, in its sole discretion, to purchase additional shares outside of the tender offer subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.
Stockholders who have already tendered shares to the Company and indicated that they would be willing to sell their tendered shares at the final Purchase Price determined by the Company under the tender offer, or whose tender is within the amended price range for purchase and who do not wish to change their tender, do not need to take any further action. All previous tenders by stockholders who did not indicate that they would be willing to sell their shares at the final Purchase Price determined under the tender offer and whose tender is not within the amended price range for purchase have been invalidated. Therefore, such stockholders, and any other stockholders who wish to tender their shares or change the number of shares or the price at which they wish to tender such shares in the tender offer, must deliver an Amended Letter of Transmittal to the depositary for the tender on or prior to the Expiration Date.
We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, and if so, at what price you wish for your shares to be tendered, upon the terms and subject to the conditions of the tender offer set forth in the Offer to Purchase and the related Amended Letter of Transmittal.
Please note carefully the following:
1.   The tender offer, the proration period and withdrawal rights expire at 11:59 p.m., New York City time, on February 17, 2023, unless the tender offer is extended or terminated by the Company.
2.   The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.
3.   The tender offer is for shares with an aggregate purchase price of up to $200,000,000. Assuming that the tender offer is fully subscribed, if the Purchase Price per share is equal to the tender offer’s minimum price per share of $65.25 the Company would purchase 3,065,134 shares and if the Purchase Price per share is equal to the tender offer’s maximum price of $75.00 the Company would purchase 2,666,666 shares, representing approximately 10.3% and 9.0%, respectively, of its outstanding shares as of January 19, 2023 (which excludes shares issuable upon exercise of stock options and vesting of time-based restricted stock units and performance-based restricted stock units, conversion of the Company’s convertible notes or exercise of the Company’s warrants, or shares that are reserved for future issuance under the Company’s equity compensation plans).
4.   Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company, LLC, the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the related Amended Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares pursuant to the tender offer.
5.   If you hold beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the Expiration Date at or below the Purchase Price

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and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the tender offer.
6.   If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.
If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.
Stockholders who have already tendered shares to the Company and indicated that they would be willing to sell their tendered shares at the final Purchase Price determined by the Company under the tender offer, or whose tender is within the amended price range for purchase and who do not wish to change their tender, do not need to take any further action. All previous tenders by stockholders who did not indicate that they would be willing to sell their shares at the final Purchase Price determined under the tender offer and whose tender is not within the amended price range for purchase have been invalidated. Therefore, such stockholders, and any other stockholders who wish to tender their shares or change the number of shares or the price at which they wish to tender such shares in the tender offer, must deliver an Amended Letter of Transmittal to the depositary for the tender on or prior to the Expiration Date.
Your prompt action is requested. Your instruction form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the tender offer.
The tender offer is not being made to, and tenders will not be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the tender offer or acceptance thereof would violate the laws of such jurisdiction, provided that the Company will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. In those jurisdictions the laws of which require that the tender offer be made by a licensed broker or dealer, the tender offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
The Company’s Board of Directors has approved the tender offer. However, none of the Company, its Board of Directors, the Dealer Manager, the Information Agent, the Depositary, or any of their affiliates makes any recommendation to you as to whether you should tender or refrain from tendering your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender and the price at which you choose to tender such shares. In so doing, you should read carefully all of the information in the Offer to Purchase, in the related Amended Letter of Transmittal and in the other tender offer materials, including the Company’s reasons for making the tender offer. See Section 2 of the Offer to Purchase. None of the Company’s directors or executive officers will tender any of their shares in the tender offer. See Section 11 of the Offer to Purchase.
Enclosures

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INSTRUCTION FORM
With Respect to the Offer by
INTERDIGITAL, INC.
To Purchase for Cash
Pursuant to the Offer to Purchase Dated January 23, 2023
Up to $200,000,000 of its Common Stock
At a Purchase Price Not Less Than $65.25 Per Share and Not More Than $75.00 Per Share
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 23, 2023, as amended by the Supplement to Offer to Purchase, dated February 6, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Amended Letter of Transmittal and the other tender offer materials (which collectively, as amended or supplemented from time to time, constitute the “tender offer”), in connection with the offer by InterDigital, Inc., a Pennsylvania corporation (the “Company”), to purchase for cash up to $200,000,000 shares of its common stock, $0.01 par value (the “shares”), at a price that will be not less than $65.25 per share and not more than $75.00 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the tender offer.
The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.
Stockholders who have already tendered shares to the Company and indicated that they would be willing to sell their tendered shares at the final Purchase Price determined by the Company under the tender offer, or whose tender is within the amended price range for purchase and who do not wish to change their tender, do not need to take any further action. All previous tenders by stockholders who did not indicate that they would be willing to sell their shares at the final Purchase Price determined under the tender offer and whose tender is not within the amended price range for purchase have been invalidated. Therefore, such stockholders, and any other stockholders who wish to tender their shares or change the number of shares or the price at which they wish to tender such shares in the tender offer, must deliver an Amended Letter of Transmittal to the depositary for the tender on or prior to the Expiration Date.
NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED: SHARES*
*
Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1)
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5 of the Amended Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares that are the subject of this Instruction being purchased if the Purchase Price determined by the Company in accordance with the terms of the tender offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $65.25	☐ $65.50	☐ $65.75	☐ $66.00	☐ $66.25	☐ $66.50
☐ $66.75	☐ $67.00	☐ $67.25	☐ $67.50	☐ $67.75	☐ $68.00
☐ $68.25	☐ $68.50	☐ $68.75	☐ $69.00	☐ $69.25	☐ $69.50
☐ $69.75	☐ $70.00	☐ $70.25	☐ $70.50	☐ $70.75	☐ $71.00
☐ $71.25	☐ $71.50	☐ $71.75	☐ $72.00	☐ $72.25	☐ $72.50
☐ $72.75	☐ $73.00	☐ $73.25	☐ $73.50	☐ $73.75	☐ $74.00
☐ $74.25	☐ $74.50	☐ $74.75	☐ $75.00
— OR —

(2)
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5 of the Amended Letter of Transmittal)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $65.25 per share.

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The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration, conditional tender and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $65.25 PER SHARE, A PRICE THAT IS BELOW THE CLOSING PRICE FOR THE SHARES ON FEBRUARY 3, 2023, THE LAST FULL TRADING DAY BEFORE AMENDMENT OF THE TENDER OFFER AND COULD BE BELOW THE CLOSING PRICE OF THE COMMON STOCK ON THE EXPIRATION DATE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID INSTRUCTION TO TENDER OF SHARES.

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ODD LOTS
(See Instruction 6 of the Amended Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
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By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER
(See Instruction 14 of the Amended Letter of Transmittal)
A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
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The minimum number of shares that must be purchased, if any are purchased, is:

                  shares
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:
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The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
SIGN HERE
Signature(s):
Name(s):
(PLEASE PRINT)
Taxpayer Identification Number or Social Security Number:
Address(es), Including Zip Code:
Area Code(s)/Phone Number(s):
Date: